Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER 2017

RECORD FINANCIAL RESULTS

Company posts 44th consecutive quarter of improved revenues and earnings

Adoption of Accounting Standards Update (ASU) 2016-09 Contributes to Higher Net Income

•	Revenue increased 6.4% for the quarter
•	Net income up 26.1% for the quarter
•	Earnings per diluted share rose 20.0% for the quarter to $0.18 from $0.15.

ATLANTA, GEORGIA, April 26, 2017: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its first quarter ended March 31, 2017.

The Company recorded first quarter revenues of $375.2 million, an increase of 6.4% over the prior year’s first quarter revenue of $352.7 million. Rollins’ net income increased 26.1% to $40.3 million or $0.18 per diluted share for the first quarter ended March 31, 2017, compared to $31.9 million or $0.15 per diluted share for the same period in 2016.

A portion of the Company’s higher net income was due to a tax benefit of approximately $4.3 million as result of adoption of the Accounting Standards Update (ASU) 2016-09. This update was recently issued by the Financial Accounting Standards Board, addressing the accounting for employee share-based payments in the first quarter 2017. Excluding this tax benefits in the first quarter, net income increased approximately 12.7% to $36.0 million or $0.17 per diluted share. See Appendix A for a reconciliation of this non-GAAP measure.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We were pleased to have reported solid year-over-year improvement in both revenue and net income for the first quarter. We are continuing to invest in our business and are looking forward to reporting our results of the important second quarter.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s continuing to invest in its business and looking forward to reporting results of the important second quarter. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016.

ROL-Fin

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At March 31, (unaudited)	2017	2016
ASSETS
Cash and cash equivalents	$162,478	$131,238
Trade accounts receivables, net	85,178	86,012
Financed receivables, net	15,177	13,150
Materials and supplies	14,736	13,616
Other current assets	28,186	26,105
Total Current Assets	305,755	270,121
Equipment and property, net	132,101	127,427
Goodwill	257,612	252,618
Customer contracts and other intangible assets, net	159,046	157,543
Deferred income taxes, net	36,414	36,829
Financed receivables, long-term, net	16,344	13,359
Other assets	17,593	15,118
Total Assets	$924,865	$873,015
LIABILITIES
Accounts payable	$31,946	$21,657
Accrued insurance, current	26,938	32,639
Accrued compensation and related liabilities	60,338	63,896
Unearned revenue	104,325	102,303
Other current liabilities	43,968	42,373
Total Current Liabilities	267,515	262,868
Accrued insurance, less current portion	32,327	24,993
Accrued pension	2,506	9,597
Long-term accrued liabilities	38,966	33,998
Total Liabilities	341,314	331,456
STOCKHOLDERS’ EQUITY
Common stock	218,009	218,698
Retained earnings and other equity	365,542	322,861
Total stockholders’ equity	583,551	541,559
Total Liabilities and Stockholders’ Equity	$924,865	$873,015

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUES
Customer services	$375,247	$352,736
COSTS AND EXPENSES
Cost of services provided	189,163	177,802
Depreciation and amortization	13,771	11,640
Sales, general and administrative	115,154	112,255
Gain on sale of assets, net	(26)	(89)
Interest income, net	(73)	(50)
	317,989	301,558
INCOME BEFORE INCOME TAXES	57,258	51,178
PROVISION FOR INCOME TAXES	16,988	19,250
NET INCOME	$40,270	$31,928

NET INCOME PER SHARE - BASIC AND DILUTED	$0.18	$0.15

Weighted average shares outstanding - basic and diluted	217,971	218,686

Appendix A

Rollins has used the non-GAAP financial measure of earnings excluding the tax benefit of the adoption of ASU 2016-09 addressing the accounting of employee share-based payments in its first quarter 2017 earnings press release, and anticipates using earnings excluding the tax benefit of the adoption of ASU 2016-09 in today’s earnings conference call. Earnings excluding the tax benefit of the adoption of ASU 2016-09 should not be considered in isolation or as a substitute for operating income, net income or other performance measures prepared in accordance with U.S. GAAP. Rollins uses Earnings excluding the tax benefit of the adoption of ASU 2016-09 as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to changes in our capital structure. A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Set forth below is a reconciliation of Earnings excluding the tax benefit of the adoption of ASU 2016-09 with Net Income, the most comparable GAAP measure. This reconciliation also appears on Rollins’ investor website, which can be found on the Internet at www.rollins.com.

Periods ended, (Unaudited)	Three Months Ended,
(in thousands except per share data)	March 31, 2017	March 31, 2016	Increase	% Increase
Net Income (as reported)	$40,270	$31,928	$8,342	26.1%
Less:
Tax benefit of the adoption of ASU 2016-09	(4,292)	—	(4,292)	N/A
Earnings excluding the tax benefit of the adoption of ASU 2016-09	$35,978	$31,928	$4,050	12.7%

Earnings per share excluding the tax benefit of the adoption of ASU 2016-09 basic and diluted	$0.17	$0.15	$0.02	13.1%

Basic and diluted shares outstanding	217,971	218,686	(715)	-0.3%

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

First Quarter 2017 results on

Wednesday, April 26, 2017 at:
10:00 a.m. Eastern
9:00 a.m. Central
8:00 a.m. Mountain
7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 877-681-3376 domestic;

719-325-4894 international
at least 5 minutes before start time.

REPLAY: available through May 3, 2017

Please dial 888-203-1112/719-457-0820, Passcode: 2672355

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com